UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 20, 2012

STEVIA NUTRA CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-170128	27-3038945
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

37 Bannisters Road, Corner Brook, Newfoundland, Canada	A2H 1M5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(709) 660-3056

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

Effective August 20, 2012, Stevia Nutra Corp. (“we”, “our”, “us”) entered into a financing agreement (the “Financing Agreement”) with Fairhills Capital Offshore Ltd. (“Fairhills Capital”) whereby Fairhills Capital will provide for a non-brokered financing arrangement of up to $3,000,000.   We have also entered into a registration rights agreement (the “Registration Rights Agreements”) with Fairhills Capital, which governs the filing of a registration statement, intended to cover the securities purchases described below.  The Financing Agreement allows, but does not require us to issue and sell up to the number of shares of common stock having an aggregate purchase price of $3,000,000 to Fairhills Capital. Subject to the terms and conditions of the Financing Agreement and the Registration Rights Agreement, we may, in our sole discretion, deliver a notice to Fairhills Capital which states the dollar amount which we intend to sell to Fairhills Capital on a certain date. The amount that we shall be entitled to sell to Fairhills Capital shall be equal to two hundred percent (200%) of the average daily volume (U.S. market only) of the common stock for the ten (10) trading days prior to the applicable notice date. Fairhills Capital will purchase our common stock valued at a 25% discount from the weighted average price of the three lowest intra-day trading prices during the ten (10) consecutive trading days immediately before it receives our capital request. The shares that we sell to Fairhills Capital must be registered stock, among other conditions of investment.

In connection with the Financing Agreement, we also entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Fairhills Capital.  Pursuant to the agreement, Fairhills Capital has agreed to purchase 312,500 shares of our common stock at $0.24 per share for total proceeds of $75,000.

In connection with the purchase of shares pursuant to the Securities Purchase Agreement, we granted Fairhills Capital registration rights with respect to the shares. We will file a registration statement (“Registration Statement”) with the SEC to register the registrable securities (which also includes shares pursuant the Financing Agreement) within 30 days after the execution of the Securities Purchase Agreement (the “Filing Deadline”) and have it declared effective within 120 days after such date (the “Effectiveness Date”).  If the Registration Statement is not filed by the Filing Deadline, we are required to pay partial liquidated damages to Fairhills Capital in the amount equal to 1% of the purchase price for each 30-day period for which we are not in compliance.  Damages cease to accrue 180 days after the closing date.  If the Registration Statement is not declared effective by the Effectiveness Date, we are also required to pay partial liquidated damages to Fairhills Capital in the amount equal to 1% of the purchase price for each 30-day period for which we are not in compliance.  Damages cease to accrue 180 days after the closing date.

The Securities Purchase Agreement also contains a price protection provision (the “Price Protection Provision”). According to the Price Protection Provision, the shares to be purchased pursuant to the Securities Purchase Agreement will be valued at 25% discount to the price of our common stock on the Effectiveness Date (the “Share Value”).  In the event that the Share Value is less than $75,000, we will issue additional shares of registered common stock to Fairhills Capital, such that the value of the total shares being issued by us to Fairhills Capital will total $75,000.

The foregoing descriptions of the Financing Agreement, Registration Rights Agreement, and Securities Purchase Agreement are qualified in their entirety by reference to the provisions of the Financing Agreement, Registration Rights Agreement, and Securities Purchase Agreement filed as exhibits 10.1, 10.2, and 10.3 to this Current Report on the Form 8-K, respectively, which are incorporated by reference.

Item 9.01	Financial Statements and Exhibits
10.1	Investment Agreement, dated August 20, 2012, by and between Fairhills Capital Offshore Ltd. and Stevia Nutra Corp.
10.2	Registration Rights Agreement, dated August 20, 2012, by and between Fairhills Capital Offshore Ltd. and Stevia Nutra Corp.
10.3	Securities Purchase Agreement dated August 20, 2012 with Fairhills Capital Offshore Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEVIA NUTRA CORP.

/s/ Brian W. Dicks
Brian W. Dicks
President

Date:	August 22, 2012